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                                                                    Exhibit 10.6


                                 AMENDMENT NO. 1
                                     TO THE
                QUANTUM CORPORATION 1993 LONG-TERM INCENTIVE PLAN
                            (AS AMENDED MAY 29, 2001)


         QUANTUM CORPORATION (the "Company"), having adopted the Quantum Corporation 1993 Long-Term Incentive Plan (as amended May 29, 2001) (the "Plan"), hereby amends Section 7(c)(ii) of the Plan, effective as of November 4, 2002, to read as follows:

                  "Termination of Employment or Consulting Relationship. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option or SAR within such period of time as is determined by the Administrator and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). In the absence of a specified time in the Option or SAR Agreement, the Option or SAR shall remain exercisable for three (3) months following the Optionee's termination. To the extent that the Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate."

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to the Plan on the date indicated below.


                                           QUANTUM CORPORATION



Dated:  November 4, 2002                   By  /s/ Shawn Hall
                                              -------------------------------
                                              Name: Shawn Hall
                                              Title: VP, General Counsel